EXHIBIT 99.1

GH Solutions Inc Announces New KOIOS Product To Be Distributed By EUROPA

Greenwood Village, CO - August 16, 2016 - GH Solutions (OTC PINK: GRSU), a company focused on creating functional operating divisions within the hemp industry, today announced the Company's new KOIOS Raspberry Wonder with Hemp beverage will soon to be released and will be distributed by Europa, the nations largest distributor of Sports Nutrition Products.

"KOIOS currently has a partnership with Europa on their existing beverage as well as their supplement," stated John George Michak III, COO of GH Solutions Inc.  "Europa recently merged with Lone Start Distribution, making it the largest distributor of Sports Nutrition products in the nation," he continued. "This relationship represents the potential of slotting our hemp-based beverage in over 50,000 stores that KOIOS already markets within. We believe that will make this a very swift and successful launch," he concluded.

KOIOS currently distributes their products in:

Max Muscle Nation Wide, Nutrition Warehouse, Nutrition Zones, Power Nutrition, Hi Health (45 Locations), Golds Gym, Powerhouse Gym, Smoothie Kings (nationwide), Nutri Shop, Ultimate Sport Nutrition, Nutrition Depot, Anytime Fitness, Complete Nutrition and many more.

"Europa is the largest distributor in the nation in the Sports Nutrition category and we are honored to work with them," stated Chris Miller, President of KOIOS. "We anticipate, through Europa's network, to be in well over four thousand supplement stores across the nation in the next twenty two months, including international locations," he continued. "The work we have done with our current ready-to-drink product has set the tone and opened thousands of doors across the country who are eagerly awaiting our newest iteration, Raspberry Wonder with Hemp.  We know this new flavor and the addition of hemp to our existing formula will allow us to break records," he concluded.

GH Solutions expects to issue updates on additional distribution partnerships in the very near future.

About GH Solutions, Inc.

GH Solutions, Inc. is a science-based company focused on operating divisions within the burgeoning hemp industry. GH Solutions brings a patented technological advancement to the nutraceutical, functional beverage, and health food markets. As the exclusive licensee of US Patent #6080401 for hemp/cannabis based applications, the Company is the sole source of formulations that offer the benefits of botanicals like hemp seed oil with the health and wellness effects of probiotics. GH Solutions encourages all current and prospective shareholders to visit our website at: www.ghsolutionsinc.com or

Greenhouse's Facebook page at https://m.facebook.com/Greenhousesolutionsinc

About KOIOS

KOIOS LLC creators began developing their own nootropic formulas to combat their ADHD and to eliminate harmful stimulants out of their lives. After several years of research, testing and development with an INC 5000 lab, they formulated KOIOS. Each ingredient has more than a decade of research behind it from some of the largest medical institutions in the world. KOIOS combined 11 of the most potent nootropics, to give you a finely tuned, high performance brain enhancement supplement. Not only are the short-term results of KOIOS staggering, but each ingredient in our formula has been shown, scientifically, to have long lasting positive effects on the brain. KOIOS encourages people to visit their website to learn more:

http://www.mentaltitan.com

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in Greenhouse Solutions' ("the Company's") business plan. The launch of the new product through EUROPA should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov; statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

info@ghsolutionsinc.com

Ghsolutionsinc.com

1-877-895-5647

SOURCE: GH Solutions Inc.